UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 6, 2008

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On February 6, 2008, Atmel Corporation (“Atmel”) and its wholly-owned subsidiary, Atmel UK Holdings Limited (“Atmel UK”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Mr. Harald Philipp, the majority shareholder of QRG Limited, a corporation organized under the laws of the England and Wales (“QRG”).
Under the terms of the Share Purchase Agreement, Atmel UK will acquire all of the outstanding shares of capital stock of QRG held by Mr. Philipp. Atmel UK has also entered into separate share purchase agreements with all other shareholders of QRG (the “Minority Shareholders’ Agreements”) to acquire the remaining shares of capital stock of QRG, the consummation of which are conditioned upon the closing of the purchase of Mr. Philipp’s shares under the Share Purchase Agreement. The aggregate consideration to purchase all of the issued and outstanding shares and options of QRG is approximately $130 million, consisting of (1) an initial cash payment of approximately $88 million payable to QRG shareholders and optionholders upon the closing under the Share Purchase Agreement and Minority Shareholders’ Agreements (the “Closing”); and (2) up to an additional approximately $42 million in cash and Atmel common stock, the ratio of which will be determined by Atmel at Closing, payable to Mr. Philipp upon the satisfaction of certain contingencies over the next three years. Approximately $13 million of the initial cash payment payable to Mr. Philipp will be placed in escrow to satisfy certain indemnification obligations described in the Share Purchase Agreement.
Consummation of the transactions described above are subject to certain conditions, including the approval of the German Federal Cartel Office (Bundeskartellamt) under applicable German antitrust laws.
Item 7.01. Regulation FD Disclosure.
On February 6, 2008, Atmel issued a press release announcing that it had entered into the Share Purchase Agreement, a copy of which is attached hereto as an exhibit.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated as of February 6, 2008, entitled “Atmel to Acquire Quantum Research Group - A Leading Developer of Touch Sensing Technologies.”*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent that, such subsequent filing specifically references this exhibit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation
Date: February 12, 2008	By:	/s/ Robert Avery
Robert Avery
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press release, dated as of February 6, 2008, entitled “Atmel to Acquire Quantum Research Group - A Leading Developer of Touch Sensing Technologies.”

4